 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K/A

Amendment No. 7

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 1, 2024

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

As announced on November 1, 2023, The Estée Lauder Companies Inc. (the "Company") launched the Profit Recovery and Growth Plan ("PRGP") to help progressively rebuild its profit margins in fiscal years 2025 and 2026.

As a component of the PRGP, on February 5, 2024, the Company announced a two-year restructuring program and filed a Current Report on Form 8-K. The Company committed to this course of action on February 1, 2024.

At that time, the restructuring program was expected to result in restructuring and other charges totaling between $500 million and $700 million (before tax), and the Company was unable to make a determination of the estimated amount or range of amounts to be incurred by major cost type and future cash expenditures pursuant to the restructuring program.

After reviewing additional potential initiatives and the progress of previously approved initiatives, on February 3, 2025, the Company committed to the expansion of the PRGP, including an expansion of the restructuring program and filed a Current Report on Form 8-K on February 4, 2025.

The expanded component of the restructuring program began during the Company’s fiscal 2025 third quarter. The focus of the overall expanded restructuring program (collectively the “Restructuring Program”) includes (i) reorganization and rightsizing of certain areas, (ii) simplification and acceleration of processes, (iii) outsourcing of select services and (iv) evolution of go-to-market footprint and selling models, all to help rebuild operating margin and also fuel reinvestment in consumer-facing areas to drive sustainable sales growth.

The Restructuring Program includes a number of initiatives, and the Company expected cumulative initiatives to be approved through June 30, 2026 and substantially completed by the end of fiscal 2027. At the time, the Company estimated that restructuring and other charges to implement those initiatives were expected to total between $1,200 million and $1,600 million (before tax), and updated this range to $1,500 million and $1,700 million (before tax) as reported in the Company's Quarterly Report on Form 10-Q filed on May 1, 2026.

At the time the Company filed the Current Report on Form 8-K/A on February 4, 2025, and at the time it reported the updated range on May 1, 2026, the Company was unable to make a determination of the estimated amount or range of amounts to be incurred by major cost type and future cash expenditures pursuant to the Restructuring Program (see page 3 for the amounts expected to be incurred by major cost type pursuant to the Restructuring Program as of June 30, 2026).

Since the initial Current Report on Form 8-K filed on February 5, 2024, the Company has disclosed information about specific initiatives approved under the Restructuring Program, including most recently in the Company’s Current Report on Form 8-K/A filed on June 3, 2026, which provided information about specific initiatives approved cumulatively through May 28, 2026. The Company is filing this Form 8-K/A to provide details about specific initiatives approved since that date.

As of June 30, 2026, approvals under the Restructuring Program concluded, and by the end of fiscal 2027, the cumulative approved initiatives are expected to be substantially completed.

Subsequent to May 28, 2026, the Company approved initiatives under the Restructuring Program, primarily relating to the following:

•Go-to-Market Operating Model Acceleration – The Company approved initiatives to further reorganize and optimize its selling model within its geographic regions, and to right-size select brand organizations, given its strategic focus on accelerating best-in-class consumer coverage and the constant evaluation of its brand portfolio. These activities will primarily result in employee severance through a net reduction in workforce, sales returns and cost of sales, as well as asset-related costs.

•Digital Organization Transformation – The Company approved initiatives to modernize its direct-to-consumer digital technology infrastructure to deliver best-in-class omnichannel consumer experiences and create a leaner, faster, more effective and more agile technology organization. These activities will primarily result in asset-related costs and to a lesser extent, employee severance through a net reduction in workforce.

•Enabling Function Re-Invention – The Company approved initiatives to further reorganize and right-size corporate functions. Additionally, as a result of the reorganization and right-sizing of various areas of the organization as previously approved under the Restructuring Program, the Company approved an initiative to exit an office lease. These activities will primarily result in employee severance through a net reduction in workforce and asset-related costs.

Once the relevant accounting criteria have been met, the Company expects to record cumulative restructuring and other charges of approximately $1,748 million (before tax) in connection with initiatives approved since inception of the Restructuring Program through June 30, 2026, which other than the non-cash charges, are expected to result in future cash expenditures funded from cash provided by operations.

The $1,748 million of approved restructuring and other charges through June 30, 2026 were:

	Sales Returns (included in Net Sales)	Cost of Sales	Operating Expenses		Total
(In millions)			Restructuring Charges	Other Charges
Approval Period
Cumulative charges approved through May 28, 2026	$23	$7	$1,147	$374	$1,551
May 29, 2026 - June 30, 2026	20	8	165	4	197
Cumulative charges approved through June 30, 2026	$43	$15	$1,312	$378	$1,748

Included in the above table, cumulative restructuring charges for initiatives approved by the Company through June 30, 2026 were:

(In millions)	Employee- Related Costs	Asset- Related Costs	Contract Terminations	Other Exit Costs	Total
Approval Period
Cumulative charges approved through May 28, 2026	$970	$109	$27	$41	$1,147
May 29, 2026 - June 30, 2026	74	87	1	3	165
Cumulative charges approved through June 30, 2026	$1,044	$196	$28	$44	$1,312

The forward-looking statements contained herein, including those relating to the Company's expectations regarding restructuring and other charges, involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include current economic and other conditions in the global marketplace, actions by retailers and consumers, competition, the Company’s ability to successfully implement its long-term strategic plan and those factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	July 7, 2026	By:	/s/ Akhil Shrivastava
Akhil Shrivastava
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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